Exhibit 99.2
Contact: Mark J. grescovich, President & CEO Lloyd W. Baker, CFO (509) 527-3636 News Release

Banner Corporation to Attend Piper Jaffray Financial Institutions Conference

Walla Walla, WA – May 4, 2016 – Banner Corporation (NASDAQ GSM: BANR), the parent company of Banner Bank and Islanders Bank, today announced  that Mark J. Grescovich, President and CEO, and executive management are scheduled to attend the Piper Jaffray Financial Services Conference being held on May 4-6, 2016 at the Four Seasons in Orlando, FL.

For more information on the conference, or to schedule a one-on-one meeting, please contact your Piper Jaffray representative.

About the Company

On October 1, 2015, Banner Corporation completed the acquisition of AmericanWest Bank which was merged into Banner Bank, a transformational merger that brought together two financially strong, well-respected institutions and created a leading Western bank.  Banner Corporation is now a $9.7 billion bank holding company operating two commercial banks in five Western states through a network of branches offering a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans.  Visit Banner Bank on the Web at www.bannerbank.com.